Exhibit 99.1

Cerenome Appoints Director Ron Andrews as Chief Business Officer

Executive board member with 35-plus years of diagnostics leadership and more than $15 billion in strategic exits to drive CNSide® growth and strategic partnerships

HOUSTON, November 10, 2026 (GLOBE NEWSWIRE) — Cerenome, Inc. (Nasdaq: CNSY) (“Cerenome” or the “Company”), a CNS oncology company integrating diagnostics, therapeutics, and artificial intelligence, today announced the appointment of Ron “Ronnie” Andrews as Chief Business Officer, a newly created position. Mr. Andrews will continue to serve on the Company’s Board of Directors.

In his new role, Mr. Andrews will focus on advancing Cerenome’s business development and commercial strategy, with an emphasis on expanding adoption of the CNSide® Diagnostics platform and developing strategic partnerships. He brings more than 35 years of diagnostics industry leadership experience, helping companies raise more than $600 million in capital and contributing to strategic exits totaling more than $15 billion.

“Ronnie has extensive experience translating diagnostic technologies into commercial success, along with a deep understanding of the clinical, reimbursement, and operational requirements that drive adoption,” said Marc H. Hedrick, M.D., Cerenome’s President and Chief Executive Officer. “Through his service on our Board, he is well-versed in our strategy and the value of CNSide. His addition to our executive team strengthens our ability to expand our diagnostics business and pursue partnerships that support our integrated CNS oncology platform.”

“My career has featured an unwavering commitment to the democratization of diagnostic technologies, empowering community oncologists and pathologists with the tools they need for precise, timely patient care,” said Mr. Andrews. “CNSide addresses an important need in the detection and longitudinal monitoring of CNS cancers, and the opportunity to broaden its use in clinical practice is clear and meaningful. I look forward to working with the Cerenome team to build commercial relationships, strategically expand our industry-leading CNS testing platform and advance the Company’s growth strategy.”

Mr. Andrews is the founder and Managing Partner of The Bethesda Group Advisors, a strategic advisory firm serving life science, molecular diagnostics and genomics companies. He previously served as Chief Executive Officer and Vice Chairman of Clarient (Nasdaq: CLRT), where he led its transformation from a start-up digital pathology device company into a molecular pathology services business. Under his leadership, Clarient achieved 24 consecutive quarters of sequential revenue growth and was acquired by GE Healthcare for $587 million. He subsequently led Clarient within GE Healthcare and served on GE Healthcare’s executive staff.

At Life Technologies and Thermo Fisher Scientific, Mr. Andrews led the Genetic Sciences Division, integrating sequencing and molecular testing technologies into a $2+ billion business led by the industry’s first “gene-chip based” molecular profiling test for cancer therapy selection testing. As President and Chief Executive Officer of Oncocyte (Nasdaq: OCX), he managed the company’s transition from a blood-based testing research organization to a precision diagnostics business focused on treatment decisions and blood-based monitoring in oncology and transplant. Earlier in his career, he held sales, marketing, and global commercial positions with Roche, Immucor, and Abbott.

He previously served on the Board of Governors for CancerLinQ LLC, a nonprofit subsidiary of the American Society of Clinical Oncology, and currently holds board positions with leading molecular diagnostics and emerging AI diagnostic companies including Agendia, SimBioSys, SMi Systems and Dxcover Ltd. Mr. Andrews holds a Bachelor of Science in Biology from Wofford College, where he serves as a Trustee.

About Cerenome

Cerenome (Nasdaq: CNSY) is a CNS oncology company advancing an integrated platform that combines precision diagnostics, targeted therapeutics, and artificial intelligence to improve outcomes for patients with central nervous system cancers. The CNSide® CSF diagnostics platform combines cellular and molecular testing to support the detection, characterization, and longitudinal assessment of cancers involving the CNS.

Its lead therapeutic platform, REYOBIQ™ (rhenium Re186 obisbemeda), is being evaluated in clinical trials for leptomeningeal metastases, recurrent glioblastoma, and pediatric brain cancers. The data & artificial intelligence platform is designed to integrate diagnostic, molecular, imaging, and clinical data into actionable insights that support precision oncology and therapeutic innovation.

By integrating commercial diagnostics, targeted therapeutics, proprietary longitudinal data, and artificial intelligence within a single organization, Cerenome is building a differentiated CNS oncology platform designed to improve patient care while creating long-term shareholder value. For more information, visit https://www.cerenome.com.

Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “expect,” “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements include, without limitation, statements regarding the potential market for the CNSide CSF Assay, the timing in which the CNSide CSF Assay is commercially launched and commercialization is expanded, revenue and corporate profitability expectations including support reimbursements and payments for the CNSide CSF Assay, the development and utility of the CNSide CSF Assay and expectations as to the Company’s future performance, including the next steps in developing the Company’s product candidates.

Investor Contact

CORE IR
IR@cerenome.com

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